SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM 8-K


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                             July 31, 1997



                       OHSL FINANCIAL CORP.

       (Exact name of Registrant as specified in its Charter)


Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification Number)


5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513) 574-3322


                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On July 31, 1997, the Registrant issued a press release reporting earnings for the three months and six months periods ended June 30, 1997.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release, dated July 31, 1997.

                           OHSL FINANCIAL CORP.
                               (unaudited)

                                          Three months ended June 30

CONSOLIDATED RESULTS OF OPERATIONS               1997          1996
                                                 (O00)         (000)
Interest income                                  4436           3998
Interest expense                                 2613           2230
    Net interest income                          1823           1768
Provision for loan losses                          6             4
    Net interest income after provision          1817           1764
Noninterest income                                109             92
Noninterest expense                              1150           1111
    Net income before tax provision               776            743
Provision for income taxes                        260            262
    Net income                                   516            481

EARNINGS PER SHARE                           $  0.42          $0.38

BOOK VALUE PER SHARE (END OF PERIOD)         $ 21.21         $20.94





                          OHSL FINANCIAL CORP.
                              (unaudited)

                                           Six months ended June 30

CONSOLIDATED RESULTS OF OPERATIONS              1997          1996
                                                (O00)        (000)
Interest income                                  8659          7915
Interest expense                                 5022          4469
    Net interest income                          3637          3446
Provision for loan losses                          22             4
    Net interest income after provision          3615          3442
Noninterest income                                185           154
Noninterest expense                              2214          2164
    Net income before tax provision              1586          1432
Provision for income taxes                        545           499
    Net income                                   1041           933

EARNINGS PER SHARE                            $  0.84         $0.74

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

                                         June 30         Dec. 31
                                           1997            1996
                                          (000)           (000)

Cash and cash equivalents                  6943            8373
Investments - held to maturity            38791           29162
Investments - available for sale          11509           13969
Loans receivable                         166573          158457
Other assets                               6219            5707
                                         ______          ______
Total assets                             230035          215668

Deposits                                 174472          169486
Advances from Federal Home Loan Bank      28804           19116
Other liabilities                          1392            1870
                                         ______          ______
Total liabilities                        204668          190472

Stockholders' equity                      25367           25196
                                         ______          ______
Total liabilities and equity             230035          215668
                                         ======          ======

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      OHSL FINANCIAL CORP.



Date: August 1, 1997           By:/s/ Kenneth L. Hanauer
                                      Kenneth L. Hanauer
                                      President and Chief
                                      Executive Officer

 EXHIBIT 99.1

Headline: OHSL FINANCIAL ANNOUNCES QUARTERLY DIVIDEND
   -------------------------------------------

Text:

Cincinnati, Ohio, July 31, 1997 - OHSL Financial Corp. (NASDAQ:
OHSL), the parent company of Oak Hills Savings and Loan Company, F.A., today announced earnings for the three month and six month periods ended June 30, 1997. Net income for the three months ended June 30, 1997 totaled $516,000 versus $481,000 for the same period in 1996, an increase of $35,000 or 7.3%. For the six month period ended June 30, 1997, net income totaled $1,041,000 versus $933,000 for the same six month period in 1996, an increase of $108,000 or 11.6%.

Net interest income for the three months ended June 30, 1997 totaled $1,823,000 versus $1,768,000 for the same period in 1996. For the six months ended June 30, 1997, net interest income totaled
$3,637,000 versus $3,446,000 for the same six month period in 1996.

Earnings per share for the three months ended June 30, 1997 totaled $0.42, an increase of $0.04 over the earnings per share of $0.38 reported for the second quarter of 1996. For the six months ended June 30, 1997, earning per share totaled $0.84 versus $0.74 for the same six month period in 1996.

Kenneth L. Hanauer, President and Chief Executive Officer of OHSL Financial Corp., commented: "We continue with our efforts to improve upon our prior year's results. We continue to see strong competition in both the lending and the savings areas. We remain convinced, however, that we can continue to provide our shareholders with competitive returns and that there remains a place in the financial marketplace for community institutions such as Oak Hills."

OHSL's subsidiary, Oak Hills Savings and Loan Company, F.A., offers traditional community bank type services to its individual and business customers through its five offices located in western Hamilton County, Ohio, as well as mutual fund and annuity products through its subsidiary, CFSC, Inc.


Contact: Kenneth L. Hanauer, CEO or Patrick J. Condren, CFO of OHSL Financial Corp. At (513) 574-3322.